                                                                 EXHIBIT (10)(b)

July 1, 1998                                                         PROGRAM ONE

                           MORTON INTERNATIONAL, INC.
                                   FISCAL 1999
                       KEY EXECUTIVE ANNUAL BONUS PROGRAM


This Program, which has been adopted pursuant to paragraph 4(d) (i) of the Company's 1998 Incentive Plan, provides annual cash bonus opportunities depending on performance of Corporate Officers, Group Vice Presidents and Business Unit Executives.


A.       OBJECTIVE
         ---------

         The objective of this Program is to reward key executives who have a direct influence on annual profits for outstanding performance in this regard.


B.       TIMING
         ------

         The Program year for purposes of this Program will correspond to the Company's 1999 fiscal year.


C.       ELIGIBILITY AND PARTICIPATION
         -----------------------------

         This Program covers the following executive positions:

                  Chief Executive Officer

                  Chief Operating Officer

                  Corporate Officers reporting to the Chief Executive Officer or the Chief Operating Officer

                  Business Unit Executives, in salary grade 22 or above,
                    reporting to a Group Vice President

         Eligibility will be by position. Participation approval, however, will be only by position and incumbent.

         Positions must be nominated for participation prior to the start of the Program year. Participation requires the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee of the Board.


D.       PROGRAM FUNDING
         ---------------

         A fund will be calculated for the Program year. The fund will be determined by multiplying the individual participant's June 30, 1998 salary by the target bonus percent for each participant's salary grade (see Paragraph H). The sum of these amounts times 1.6 is the maximum fund.

         The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide bonus awards. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.


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Fiscal 1999
Key Executive Annual Bonus Program
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E.       PERFORMANCE CRITERIA
         --------------------

         Criteria used to measure performance for the Program year are:

                                                    APPLICABLE PERFORMANCE
                  PARTICIPANT GROUP                      CRITERIA
                  -----------------                   -----------------

         CEO, COO and Corporate Staff Officers    Attainment of Company Earnings
                                                  Per Share ("EPS") Goal

         Group Vice Presidents                    Attainment of EPS Goal and
                                                  Group Profit Results

         Business Unit Executives                 Attainment of Group Profit
                                                  Results, Business Unit Profit
                                                  Results and Strategic Goals


F.       ESTABLISHMENT OF SPECIFIC PERFORMANCE OBJECTIVES
         ------------------------------------------------

         For the Program year, EPS and Group and Business Unit profit objectives have been established by the Compensation Committee of the Board upon recommendation by the Chief Executive Officer.

         The EPS objective includes the threshold level at which a bonus may be earned, the target objective for the year, and a maximum limit beyond which additional bonus amounts may not be earned with respect to EPS as follows:

                         Threshold        -        6% Below Budget
                         Target           -        Budget
                         Maximum          -        8% Above Budget

         Strategic objectives for Business Unit Executives will be developed and reviewed by appropriate levels of management. These objectives may be financial or non-financial in nature. They may be weighted to reflect relative importance. The objectives will also embody measurement criteria so that the degree of accomplishment can be determined. Where objectives encompass more than one year, milestones will be used to reflect expected progress each year.


G.       ADJUSTMENTS TO PROFIT OBJECTIVES/ACTUAL RESULTS
         -----------------------------------------------

         To the extent any of the following occur after profit objectives are initially established, the actual results will be adjusted by action of the Compensation Committee by the same dollar effect any such occurrence has had on actual profit results so that the degree to which objectives are achieved will not be affected by any of the following: changes in (or in the application of) accounting principles; changes in tax laws; extraordinary items as defined under generally accepted accounting principles; and any other significant non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's or a Group or Business Unit's financial results would have been on a comparable basis from period to period.



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Fiscal 1999
Key Executive Annual Bonus Program
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        In addition, with respect to acquisitions and divestitures the following adjustments will apply:

        ACQUISITIONS
        ------------

        1. Corporate EPS. The Company's overall EPS results will be adjusted to eliminate the earnings or loss from "material" acquisitions ("material" means that an acquisition increases or decreases actual EPS results by 5.0% or more).

        2. Group and Business Unit PTI. If the acquisition income or loss is material from an EPS standpoint as defined under 1. above, the acquisition income or loss will be eliminated from the actual results. Otherwise, Group and Business Unit results will be adjusted by subtracting from actual PTI the "cost of funds" of the acquisition for the same period that pre-tax income or loss from the acquisition are included in such measure. ("Cost of funds" means the inputed interest for the net acquisition cost calculated by using the Company's current borrowing rate under its credit lines during the period or, if there is no borrowing, the rate the Company is receiving on invested cash during the period.)

        DIVESTITURES
        ------------

        EPS and Group and Business Unit profit objectives will be adjusted to remove the budgeted profit or loss associated with the divested business for the same period that actual profit or loss are no longer recognized for that business.

H.      ANNUAL BONUS TARGETS
        --------------------

        A dollar bonus target will be established for each participant. The dollar bonus target will be computed as a percentage of the participant's base salary on June 30, 1998. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:


             ---------------- --------------------------------------------
             ---------------- --------------------------------------------
                 Assigned             Percentage Applied To Salary
               Salary Grade        Earnings To Determine Target Bonus
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------
                    33                           75.00%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    31                           68.75%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    28                           62.50%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    27                           62.50%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    26                           56.25%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    25                           50.00%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    24                           43.75%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    23                           37.50%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

                    22                           37.50%
             ---------------- --------------------------------------------
             ---------------- --------------------------------------------

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Fiscal 1999
Key Executive Annual Bonus Program
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I.      ACTUAL BONUS AWARDS
        -------------------

        Actual bonus awards for the Program year will be based on payout schedules reflecting achievement of performance objectives. Payments of bonus awards require the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee.

        The payout schedules are presented below by participant group. No bonus shall be earned based upon EPS attainment if the EPS does not exceed that for the prior year. For results between the performance indicators, linear interpolation will be used to compute the percent of the target bonus which may be earned.


        1.     CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND CORPORATE
               --------------------------------------------------------------
               STAFF OFFICERS
               --------------

               In this group, actual bonus awards will be based on relative attainment of the EPS objective.

               The EPS threshold for minimum bonus awards to be allocated will be 6 percentage points below the EPS goal at 100%. The EPS objective for the bonus awards to be allocated at maximum will be 8 percentage points above the EPS goal at 100%.

                     ---------------- ------------------------------
                     ---------------- ------------------------------
                            EPS          Percent Of Target Bonus
                        Attainment         Which May Be Earned
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        6% below                   52%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                         5% below                  60%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        4% below                   68%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        3% below                   76%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        2% below                   84%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        1% below                   92%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        EPS Goal                   100%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        5% above                   140%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

                        8% above                   160%
                     ---------------- ------------------------------
                     ---------------- ------------------------------

               In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

        2.     GROUP VICE PRESIDENTS
               ---------------------

               Actual bonus awards for this group of participants will depend on relative attainment of the EPS objective as well as the appropriate Group Profit objective.



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Fiscal 1999
Key Executive Annual Bonus Program
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               The specific payout schedule based on EPS and the applicable
               Group Profit is as follows:


               ----------------------------------             ---------------------------------------
               ----------------------------------             ---------------------------------------
                              EPS                                          GROUP PROFIT
               ----------------------------------             ---------------------------------------
               ----------------------------------             ---------------------------------------
                     EPS       Percent of Target                Actual Profit     Percent Of Target
                 Attainment       Bonus Which                     As Percent         Bonus Which
                                 May Be Earned                    Of Budget         May Be Earned
               ----------------------------------             ---------------------------------------
               ----------------------------------             ---------------------------------------
                  6% below             4%                            90%                 48%
                -------------- -------------------             ----------------- --------------------
                  5% below             6%                            95%                 60%
                -------------- -------------------             ----------------- --------------------
                  4% below             9%                            100%                80%
                -------------- -------------------             ----------------- --------------------
                  3% below            11%                            105%                92%
                -------------- -------------------             ----------------- --------------------
                  2% below            14%                            110%               104%
                -------------- -------------------             ----------------- --------------------
                  1% below            16%                            115%               120%
                -------------- -------------------             ----------------- --------------------
                  EPS Goal            20%                            120%               140%
                -------------- -------------------             ----------------- --------------------
                  5% above            30%                      ----------------- --------------------
                -------------- -------------------
                  8% above            36%
                -------------- -------------------
                -------------- -------------------

               In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

        3.     BUSINESS UNIT EXECUTIVES
               ------------------------

               Actual bonus awards for this group of participants will be based on attainment of the applicable Group profit results compared to budget or the applicable Group and Business Unit's profit results compared to budget. In addition, up to 20 percent of a participant's target bonus can be earned for achievement of specific strategic goals.

               The bonus award schedule based on the applicable Group Profit and the applicable Business Unit Profit is as follows:




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Fiscal 1999
Key Executive Annual Bonus Program
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
               ----------------- ---------------------------------------------------------
               ----------------- ---------------------------------------------------------
                                           Percent Of Target Which May Be Earned
                                                Based On Unit Measurement:
                                 ---------------------------------------------------------
                                 ---------------------------------------------------------
                 Actual Profit
                   As Percent       Group                                      Business
                   Of Budget        Profit     OR         Group      AND         Unit
                                     Only                Profit                 Profit
               ----------------- ----------- -------- ------------ -------- --------------
               ----------------- ----------- -------- ------------ -------- --------------
                      90%            40%                  20.0%                  20.0%
               ----------------- -----------          ------------          --------------
                      95%            56%                  28.0%                  28.0%
               ----------------- -----------          ------------          --------------
                      100%           80%                  40.0%                  40.0%
               ----------------- -----------          ------------          --------------
                      105%           97%                  48.5%                  48.5%
               ----------------- -----------          ------------          --------------
                      110%           114%                 57.0%                  57.0%
               ----------------- -----------          ------------          --------------
                      115%           134%                 67.0%                  67.0%
               ----------------- -----------          ------------          --------------
                      120%           160%                 80.0%                  80.0%
               ----------------- ----------- -------- ------------ -------- --------------
               ----------------- ----------- -------- ------------ -------- --------------



               The additional bonus for achievement of strategic goals will be determined as a percentage of the participant's original target bonus up to a maximum of 20 percent.

               In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus, including any discretionary fund payout (see Paragraph J).


J.      DISCRETIONARY BONUS AWARD
        -------------------------

        Under this Program, special discretionary cash bonus awards can be made for one-time outstanding achievements by eligible plan participants. Such awards must be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board. The Chief Executive Officer and any other participating executive who the Committee determines may reasonably be expected to be one of the four most highly compensated executive officers (as defined under Section 162(m) of the Internal Revenue Code) are not eligible for discretionary awards.


K.      BONUS AWARD PAYMENTS
        --------------------

        Any bonus award payments made under the Program will be made in the form of cash or Company stock (at the election of the Company), and will normally be paid in the month of August following the end of the fiscal year. No bonus award is earned until the date the Compensation Committee approves such payment.



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Fiscal 1999
Key Executive Annual Bonus Program
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        If the Company reasonably anticipates that all or any portion of a bonus award otherwise payable under the Program will be nondeductible by the Company for federal income tax purposes as a result of the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may defer the payment of such award or portion thereof. A deferred account balance in the amount of the deferred portion of such award will be created by the Company for each participant with respect to whom a bonus award payment is deferred. Such deferred account balance will accrue interest, compounded semi-annually, at the average rate for commercial paper as reflected in the Federal Reserve 30 day commercial paper composite.

        Prior to the end of each taxable year of the Company, the Company will determine the maximum amount of each participant's deferred account balance that the Company reasonably expects would be deductible by it for federal income tax purposes in such taxable year if such amount were paid to such participant on or before the last day of such taxable year and will pay that amount to the participant on or before such date.


L.      TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY
        -----------------------------------------------------

        Because bonus awards are not earned until the date the Compensation Committee approves payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the applicable fiscal year has ended), no such terminated or ineligible employee is entitled to any bonus payment. Under certain circumstances, as detailed below, a terminated participant whose employment terminates after December 31 by reason other than resignation or involuntary termination may be considered for a bonus award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:

            REASON FOR TERMINATION          BONUS AWARD ELIGIBILITY
            ----------------------          -----------------------

            Death or Retirement             Pro rata share of bonus award,
                                            payable to retiree, heirs/estate

            Long-Term Disability            Pro rata share of bonus award

            Resignation or                  No bonus award even if termination
            Involuntary Termination         occurs after June 30 but before
                                            Compensation Committee approves
                                            payment of awards.


M.      ADMINISTRATION
        --------------

        The Program will be administered by the Compensation Committee assisted by the Company's Human Resources staff.